Exhibit 10.12

               FIRST AMENDMENT TO LEASE AGREEMENT


          THIS FIRST AMENDMENT TO LEASE AGREEMENT (this
"Amendment"), made as of the 10th day of June, 1996, by and between RSI (NJ) QRS 12-13, INC., a New Jersey corporation
("Landlord"), and RHEOMETRIC SCIENTIFIC, INC., a New Jersey corporation ("Tenant").

                      W I T N E S S E T H:

          WHEREAS, Landlord and Tenant entered into a certain
Lease Agreement, dated as of February 23, 1996 (the "Lease"); and

          WHEREAS, Landlord and Tenant have agreed to amend the Lease as hereinafter set forth.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant covenant and agree as follows:

          1.   Paragraph 3 of Exhibit E to the Lease (Financial
Covenants) is hereby deleted in its entirety and the following
Paragraph is inserted in lieu thereof:

               3. Adjusted Funded Debt to Total Capitalization Ratio. During the Term, Tenant shall maintain on a consolidated basis an Adjusted Funded Debt to Total Capitalization Ratio of not greater than .60 to 1.00.

          2. The Lease is hereby amended by deleting in its entirety the definition of EBITDA appearing in Paragraph 9 of Exhibit E to the Lease (Financial Covenants) and inserting the following definition in lieu thereof:

               "EBITDA" means, for any period, the following each calculated for such period: (a) Consolidated Net Income (without deduction of income and franchise taxes); plus (b) Consolidated Interest Expense paid or accrued; plus (c) amortization and depreciation deducted in determining Consolidated Net Income; plus
          (d) without duplication, other non-cash charges (excluding accruals in the normal course of business) deducted in determining Consolidated Net Income; plus
          (e) aggregate rent payments made pursuant to this Lease and operating leases for such period, excluding rent payments for automobile, machinery and equipment leases, all as determined on a consolidated basis in accordance with GAAP; minus (f) without duplication, other non-cash credits increasing Consolidated Net Income.


          3. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

          4. Except as specifically amended by this Amendment, the terms and conditions of the Lease shall remain in full force and effect and shall be binding upon Landlord and Tenant and their respective successors and assigns.

          5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.



WITNESS the due execution hereof the day and year first above written.



                                   RSI (NJ) QRS 12-13, INC.


                                  By:  /s/ W. Sean Sovak
                                  Title:  Second Vice President


                                   RHEOMETRIC SCIENTIFIC, INC.





                                   By:  /s/ J C Fuhrmeister
                                   Title: V.P.



                          Exhibit 10.13

               SECOND AMENDMENT TO LEASE AGREEMENT


          THIS SECOND AMENDMENT TO LEASE AGREEMENT (this
"Amendment"), made as of the 20th day of February, 1997, by and between RSI (NJ) QRS 12-13, INC., a New Jersey corporation
("Landlord"), and RHEOMETRIC SCIENTIFIC, INC., a New Jersey corporation ("Tenant").

                         W I T N E S S E T H:

          WHEREAS, Landlord and Tenant entered into a certain
Lease Agreement, dated as of February 23, 1996 (the "Lease");

          WHEREAS, the Lease was amended pursuant to a certain First Amendment to Lease Agreement, dated as of June 10, 1996 (the Lease, as amended by the First Amendment to Lease Agreement, being hereinafter referred to as the ("Amended Lease"); and

          WHEREAS, Landlord and Tenant have agreed to amend the Amended Lease as hereinafter set forth.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant covenant and agree as follows:

          1. Paragraph 2 of the Amended Lease is hereby amended by adding the following definition thereto:

          "Second Refinancing Loan" shall mean the Loan that refinances the First Refinancing Loan.

          2. Paragraph 6 of the Amended Lease is hereby deleted in its entirety and the following paragraph is inserted in lieu thereof:

          Basic Rent. From the date hereof to, but not including, the date on which the First Refinancing Loan is funded Tenant shall pay to Landlord, as initial annual rent for the Leased Premises, the amounts determined in accordance with Paragraph 1(a) of Exhibit "D" hereto ("Initial Basic Rent"), such payment to commence on the first day of March, 1996 and to continue on the first day of each calendar month thereafter until the date on which the First Refinancing Loan is funded (each such day being an "Initial Basic Rent Payment Date") . Commencing on the first day of the first month following the date on which the First Refinancing Loan is funded and continuing on the first day of each month thereafter until the date on which the Second Refinancing Loan is funded (each such date being a "Subsequent Basic Rent Payment Date"), Tenant shall pay to Landlord as annual rent for the Leased Premises, the amounts determined in accordance with Paragraphs 1(b)1 2, 3 and 4 of Exhibit "D" ("Subsequent Basic Rent"). Commencing on the first day of the first month following the date on which the Second Refinancing Loan is funded and continuing on the first day of each month thereafter for the balance of the Term (each such date also being a "Subsequent Basic Rent Payment Date"), Tenant shall pay to Landlord as annual rent for the Leased Premises, the amounts determined in accordance with Paragraphs 1(c), 2, 3 and 4 of Exhibit "D" (also "Subsequent Basic Rent"). Each rental payment shall be made, at Landlord's sole discretion, (a) to Landlord at its address set forth above and/or to such one or more other Persons, at such addresses and in such proportions as Landlord may direct by fifteen (15) days' prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof), and (b) by wire transfer in Federal Funds or check in immediately collectible funds. Pro rata Initial Basic Rent for the period from the date hereof through the last day of the month hereof shall be paid on the date hereof. On the first Subsequent Basic Rent Payment Date following the date on which the First Refinancing Loan is funded the payment of Subsequent Basic Rent shall be increased or decreased, as the case may be, by the difference between the Initial Basic Rent and the Subsequent Basic Rent for the period from the date on which the First Refinancing Loan is funded to but not including the first Subsequent Basic Rent Payment Date and, if the first Subsequent Basic Rent Payment Date would not have been an Initial Basic Rent Payment Date, Tenant shall receive a credit against the payment of Subsequent Basic Rent in an amount equal to the pro rata Initial Basic Rent for the period from the first Subsequent Basic Rent Payment Date to but not including what would have been the next Initial Basic Rent Payment Date. On the first Subsequent Basic Rent Payment Date following the date on which the Second Refinancing Loan is funded the payment of Subsequent Basic Rent shall be increased or decreased, as the case may be, by the difference between the Subsequent Basic Rent and the Subsequent Basic Rent for the period from the date on which the Second Refinancing Loan is funded to but not including such Subsequent Basic Rent Payment Date and, if such Subsequent Basic Rent Payment Date would not have been a Subsequent Basic Rent Payment Date, Tenant shall receive a credit against the payment of Subsequent Basic Rent in an amount equal to the pro rata Subsequent Basic Rent for the period from such Subsequent Basic Rent Payment Date to but not including what would have been the next Subsequent Basic Rent Payment Date.

          3. Exhibit D to the Amended Lease is hereby deleted in its entirety and Exhibit D attached hereto is inserted in lieu thereof.

          4. Paragraph 31(a) of the Amended Lease is hereby deleted in its entirety and the following paragraph is inserted in lieu thereof:

          Tenant agrees to pay, within three (3) business days of written demand therefor, any reasonable cost, charge or expense, in connection with the refinancing of the Initial Loan or the First Refinancing Loan, including, without limitation commitment fees and brokerage commissions payable by Landlord.

          5. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

          6. Except as specifically amended by this Amendment, the terms and conditions of the Amended Lease shall remain in full force and effect and shall be binding upon Landlord and Tenant and their respective successors and assigns.

          7   This Amendment may be executed in any number of
counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

WITNESS the due execution hereof the day and year first above written.

                                   RSI (NJ) QRS 12-13, INC.





                                   Bv: /s/ W. Sean Sovak

                                   Title:  Second V P


                                   RHEOMETRIC SCIENTIFIC, INC.





                                   By:  /s/ J C Fuhrmeister

                                   Title:  V. P. / CFO

                                                  EXHIBIT D



                       BASIC RENT PAYMENTS

          1. Basic Rent. Subject to the adjustments provided for in Paragraphs 2, 3 and 4 below, Basic Rent payable in respect of the Term shall be payable monthly in advance on each Basic Rent Payment Date (provided that on March 1, 1997, Tenant shall make a quarterly payment of Basic Rent, but Tenant shall nevertheless make the monthly payments of Basic Rent on April 1, 1997, and May 1, 1997, which shall be credited against the last two monthly installments of Basic Rent or refunded to Tenant upon the termination of the Lease, unless an Event of Default has occurred and is continuing):

               (a) Commencing on the Commencement Date and continuing on each Initial Rent Payment Date until, but not including, the date on which the First Refinancing Loan is funded, Initial Basic Rent shall be $1,180,000 per annum payable in equal installments of $98,333.33.

               (b) Commencing on and including the date on which the First Refinancing Loan is funded until, but not including, the date on which the Second Refinancing Loan is funded, annual subsequent basic rent ("Subsequent Basic Rent") shall be $805,360.52 per annum payable in equal installments of $67,113.38. Subsequent Basic Rent shall be payable on each Subsequent Basic Rent Payment Date and shall be subject to the adjustments provided for in Paragraphs 2, 3 and 4 below.

               (c) Commencing on and including the date on which the Second Refinancing Loan is funded and for the balance of the Term, annual subsequent basic rent (also "Subsequent Basic Rent") shall be the sum of (i) the amount of the annual scheduled debt service payments payable on the Second Refinancing Loan, (ii) 14.7% multiplied by the difference between $6,000,000 and the initial principal amount of the Second Refinancing Loan, (iii) $35,000 and (iv) if the Second Refinancing. Loan is funded after the Basic Rent Adjustment Date (as hereinafter defined) occurring in 1998, an amount equal to the prior adjustments to Subsequent Basic Rent pursuant to Paragraphs 2, 3 and 4 below. Subsequent Basic Rent shall be payable on each Subsequent Basic Rent Payment Date and shall be subject to the adjustments provided for in Paragraphs 2, 3 and 4 below.

          2. CPI Adjustments to Basic Rent The Subsequent Basic Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the Subsequent Basic Rent as adjusted by the CPI adjustment be less than the Subsequent Basic Rent in effect for the one year period immediately preceding such adjustment.

          3. Effective Dates of CPI Adjustments. Subsequent Basic Rent shall not be adjusted to reflect changes in the CPI until the first anniversary of the Basic Rent Payment Date on which the first full installment of Subsequent Basic Rent shall be due and payable under clause (b) of Paragraph 1 above (the "First Full Subsequent Payment Date"). As of the first anniversary of the First Full Subsequent Payment Date and thereafter on each anniversary of the First Full Subsequent Payment Date, Subsequent Basic Rent shall be adjusted to reflect increases in the CPI during the most recent one year period immediately preceding each of the foregoing dates, except that if the First Full Subsequent Payment Date occurs more than one year after the Commencement Date, the first adjustment to Subsequent Basic Rent shall reflect increases in the CPI during the period from the Commencement Date to the first anniversary of the First Full Subsequent Payment Date (each such date being hereinafter referred to as the "Basic Rent Adjustment Date").

          4.  Method of Adjustment for CPI Adjustment.

               (a) As of each Basic Rent Adjustment Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 4(a)), the Subsequent Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the "Prior Months") ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI.
The product of such multiplication shall be added to the Subsequent Basic Rent in effect immediately prior to such Basic Rent Adjustment Date. In no event, however, will the new Subsequent Basic Rent exceed 103% of the Subsequent Basic Rent in effect prior to the annual CPI adjustment (or 3% per annum if any adjustment to Subsequent Basic Rent is for a period of more than one (1) year). As used herein, "Beginning CPI" shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring one year earlier. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Subsequent Basic Rent will remain the same for the ensuing one year period.

               (b) Effective as of a given Basic Rent Adjustment
Date, Subsequent Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Subsequent Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

               (c) Notice of the new annual Subsequent Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date.

                          Exhibit 10.14

                                             Robert M. Dailey
                                             Vice President
                                             Loan Officer
Fleet Capital
We Build Relationships                  Fleet Capital Corporation
                                        200 Glastonbury Boulevard
                                        Glastonbury, CT  06033
                                        Tel 860-657-7721
                                        Fax 860-657-7759

May 2, 1997

Mr. John Fuhrmeister
Rheometric Scientific
One Possumtown Road
Piscataway, NJ  08854

Dear John:

Reference is made to the Loan and Security Agreement dated February 23, 1996 (the "Loan Agreement") by and between Fleet Capital Corporation ("Lender") and Rheometric Scientific, Inc. ("Borrower"). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

It has been determined that Borrower failed to satisfy the requirements of Secitons 9.1(J) and 9.3(D) of the Loan Agreement for the period ended 12/31/96. Borrower has requested that Lender waive the requirements of Sections 9.1(J) and 9.3(D) of the Loan Agreement for such period. Lender has agreed to grant Borrower's request.

In consideration of the foregoing, Borrower and Lender agree as follows:

     Lender hereby waives the requirements of Sections 9.1(J) and 9.3(D) of the Loan Agreement for the period ending December
     31, 1996. Lender's waiver set forth in the preceding sentence shall be effective for no other term or condition of the Loan Agreement or for any other period.

     In addition, the Loan Agreement is amended as follows:

     Section 9.3(C)Cash Flow is hereby amended in its entirety as follows:

     Achieve Cash Flow of not less than the amount shown below for the period corresponding thereto:

     Period                                       Amount

     The three months ending March 31, 1997       ($750,000)
     The six months ending June 30, 1997          ($300,000)
     The nine months ending September 30, 1997    $       0
     The twelve months ending December 31, 1997   $       0
     The last day of each fiscal quarter there-   $       0
     after for the prior four fiscal quarters.

     Section 9.3(D) Consolidated Cash Flow is hereby amended in its entirety as follows:

     Achieve Consolidated Cash Flow of not less than the amount shown below for the period corresponding thereto:

     Period                                       Amount

     The three months ending March 31, 1997       ($900,000)
     The six months ending June 30, 1997          ($500,000)
     The nine months ending September 30, 1997     $250,000
     The twelve months ending December 31, 1997    $750,000
     The last day of each fiscal quarter there-    $750,000
     after for the prior four fiscal quarters.

Except as expressly set forth herein, all terms and conditions set forth in the Loan Agreement shall remain in full force and effect without modification, amendment, waiver or limitation of any kind. The agreement contained herein shall be of no force or effect until such time as Lender shall have received a fully executed counterpart hereof.

It is requested that Borrower acknowledge its acceptance of the foregoing by executing this letter in the space provided below and returning it to the attention of the undersigned.

Very truly yours,


/s/ Robert Dailey
Robert M. Dailey
Vice President


Accepted and Agreed:

RHEOMETRIC SCIENTIFIC, INC.

By: /s/ J C Fuhrmeister

Title:  V P / CFO       5/6/97

                          EXHIBIT 10.15


CPA:12   Corporate Property Associates 12 Incorporated
          Carey Property Advisors


                         May 6, 1997

Via Telecopier and
      Certified Mail, Return Receipt Requested

Mr. John C. Fuhrmeister
Vice President, Finance & Administration
Rheometric Scientific, Inc.
One Possumtown Road
Piscataway, New Jersey  08854

          Re: Lease Agreement, dated as of February 23, 1996, between RSI (NJ) QRS 12-13, Inc. and Rheometric Scientific, Inc., as amended by First Amendment to Lease Agreement, dated as of February 20, 1997 (as amended, the "Lease")

Dear John:

     Reference is made to the above-referenced Lease.
Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Lease.

     In consideration of the foregoing and other good and valuable consideration, Landlord has agreed to amend the Lease as follows:

     1. Paragraph 7 of Exhibit D to the Lease will be amended as follows:

     7. Cash Flow. Tenant shall achieve Cash flow of not less than the amount shown below for the period corresponding thereto:

          Period                                       Amount

     The three months ending March 31, 1997       ($750,000)
     The six months ending June 30, 1997          ($300,000)
     The nine months ending September 30, 1997    $       0
     The twelve months ending December 31, 1997   $       0
     The last day of each fiscal quarter there-   $       0
     after for the prior four fiscal quarters.

     2. Paragraph 8 of the Exhibit D to the Amended Lease will be amended as follows:

     8.   Consolidated Cash Flow.  Tenant shall achieve
Consolidated Cash Flow of not less than the amount shown below for the period corresponding thereto:

      Period                                      Amount

     The three months ending March 31, 1997       ($900,000)
     The six months ending June 30, 1997          ($500,000)
     The nine months ending September 30, 1997     $250,000
     The twelve months ending December 31, 1997    $750,000
     The last day of each fiscal quarter there-    $750,000
     after for the prior four fiscal quarters.

     Except as expressly set forth herein, all terms and conditions set forth in the Lease shall remain in full force and effect without modification, amendment, waiver or limitation of any kind. The agreement contained herein shall be of no force or effect until such time as Landlord shall have received a fully executed counterpart hereof and evidence that Fleet Capital Corporation ("Fleet") has agreed to the same amendments to the Loan and Security Agreement, dated February 23, 1996, between Fleet and Rheometric.

     It is requested the Rheometric acknowledge its acceptance of the foregoing by executing this letter in the space provided below and returning it to the attention of the undersigned.

                              Very truly yours,

                              RSI (NJ) QRS 12-13, Inc.



                              By:  /s/ W Sean Sovak
                                   W. Sean Sovak
                                   Vice President
Accepted and Agreed:

RHEOMETRIC SCIENTIFIC, INC.


By:  /s/ J C Fuhrmeister
Title:  V P / CFO        5/6/97

cc:  Mr. Ted R. Heuston, Reed Smith Shaw & McClay

WSS/bmo